September 2, 1997

Gaylord Receivables Corporation
1013 Centre Road, Suite 350
Wilmington, DE  19805
Attention:  Catherine A. Curran

Gaylord Container Corporation
500 Lake Cook Road
Suite 400 Deerfield, Illinois  60015
Attention:  Catherine A. Curran

   Re:  Extension Request   Revolving Credit Agreement

Ladies and Gentlemen:

     Reference is hereby made to that certain Revolving Credit Agreement dated as of September 24, 1993 among Gaylord Receivables Corporation, Various Financial Institutions and Harris Trust and Savings Bank, as Facility Agent and as Collateral Agent (the "Agreement"). Capitalized terms not otherwise used herein shall have the same meaning as ascribed to them in the Agreement.

     GRC has notified the Facility Agent of its desire to extend the Scheduled Commitment Termination Date by July 1, 1999 to July 3, 2000 pursuant to
Section 3.03(b) of the Agreement. Please be advised that the Facility Agent has notified each Lender of such extension request.

     Please be further advised that pursuant to Section 3.03 of the Agreement that the Facility Agent hereby notifies GRC and S & P of the decisions of all of the Lenders to grant the request of GRC to extend the Scheduled Commitment Termination Date to July 3, 2000. Therefore, pursuant to Section 3.03 of the Agreement, the Scheduled Commitment Termination Date is hereby extended to July 3, 2000.

Gaylord Receivables Corporation
Gaylord Container Corporation
September 2, 1997
Page 2


If you have questions, please contact me at (312) 461-6780.

                                           Very truly yours,

                                           Harris Trust and Savings Bank,
                                           as Facility Agent

                                           By  /s/ John M. Dillon
                                               ------------------
                                               John M. Dillon
                                               Vice President

cc:           Standard & Poors
              Harris Trust and Savings Bank
              Banco Di Napoil SpA
              Caisse Nationale De Credit Agricole
              Manufacturers and Traders Trust Company